Exhibit 10(ff)

LEASE

        THIS LEASE is made and executed this 15th day of June, 2004, between STAFFORD REAL ESTATE, LLC, a Michigan limited liability company, of 109 N. Lafayette Street, Greenville, Michigan 48838, as “Landlord”, and CLARION TECHNOLOGIES, INC., a Delaware corporation, of 38 W. Fulton, Suite 300, Grand Rapids, Michigan 49503, as “Tenant”.

Preliminary Statement

        A.        Greenville News, Inc. and Clarion Technologies, Inc. entered into a Buy and Sell Agreement and Addendum to Buy and Sell Agreement dated April, 2004 as amended by a Second Addendum and Third Addendum (“Purchase Agreement”) whereby Greenville News, Inc. agreed to purchase and Clarion Technologies, Inc. agreed to sell the property and improvements located at 801 Fairplains, in the City of Greenville, Montcalm County, Michigan, more fully described as follows (the “Property”):

Parcel 1: That part of the Northeast ¼ of the Southeast ¼ of Section 15, T9N, R8W, City of Greenville, Montcalm County, Michigan, described as: Commencing at the Northwest corner thereof; thence S 309 feet; thence East 480 feet; thence North 309 feet; thence West 480 feet to the Place of Beginning. Except the West 33 feet thereof; also except the North 33 feet thereof.

Parcel 2: A parcel of land described as: Commencing at a point on the East 1/8 line of Section 15, T9N, R8W, City of Greenville, Montcalm County, Michigan, measured South 309 feet from the intersection of the East 1/8 line with the East-West ¼ line, Section 15; thence East 480 feet; thence South and parallel with the East 1/8 line of Section 15, a distance of 20 feet; thence West a distance of 480 feet; thence North to the Point of Beginning. Except the West 33 feet thereof.

        B.            The Purchase Agreement provided that Clarion Technologies, Inc. would be permitted to retain possession of the Property for a period not to exceed three (3) years from the date of close.

        C.            Greenville News, Inc. assigned its rights and obligations under the Purchase Agreement to Stafford Real Estate, LLC pursuant to an Assignment dated June 15, 2004.

        D.            Stafford Real Estate, LLC has purchased the Property and has simultaneously entered into this Lease with Clarion Technologies, Inc.

Agreement

                1.        Leased Premises. Landlord is the owner of a two story building (the “Building”) and other related improvements on the Property. Landlord LETS AND LEASES to Tenant, and Tenant HIRES AND LEASES from Landlord, the Property, Building and improvements (the “Leased Premises”), at the rents and under the terms and conditions set forth in this Lease.

                2.        Term of Lease; Renewal Term. The term of this Lease shall commence on June 15, 2004 (the “Commencement Date”), and shall continue for three (3) years thereafter until June 14, 2007 unless sooner terminated as provided in this Lease. Tenant accepts the Leased Premises in their “as is” condition, subject only to the other terms and conditions of this Lease.

                3.        Rent. Tenant covenants and agrees to pay Landlord as rent for the Leased Premises during the term of this Lease as follows:

                (a)        Base Rent. As Base Rent, Tenant shall pay an amount equal to Eighty Thousand Four and 00/100 Dollars ($80,004.00) per year, payable in equal monthly installments of Six Thousand Six Hundred Sixty-seven and 00/100 Dollars ($6,667.00). Base Rent shall be paid in advance on the first day of each month during the Lease Term; provided, however, that Base Rent for the first full month of the term of this Lease shall be paid upon the execution of this Lease. Moreover, in the event the Commencement Date is any day other than the first day of a month, Tenant shall pay to Landlord on the Commencement Date a prorated portion of the monthly Base Rent for the period from the Commencement Date to the first day of the following month.

                (b)        Payment. The monthly installments of rent and all other sums payable under this Lease by Tenant shall be paid to Landlord at Landlord’s address set forth above, or at such other address as Landlord may direct by written notice, without setoff, counter claim, recoupment, abatement, suspension or deduction, except as specifically set forth in this Lease.

                4.        Purpose of Occupancy. Tenant shall occupy the Leased Premises for plastic injection molding and general office purposes and for any related purpose, but for no other purpose without the written consent of Landlord. The Leased Premises shall not be used for any purpose which would violate any law, ordinance, rule or regulation applicable to the Leased Premises, nor in any way to create any nuisance or trespass, nor in any way to violate the terms of any policy of insurance or increase the rate of insurance on the Building or the Leased Premises. Landlord acknowledges and agrees that Tenant’s operations at the Leased Premises consistent with its past practices shall not be a breach of this Paragraph.

                5.        Taxes and Special Assessments. Tenant shall pay and discharge all real property taxes and special assessments which may be levied against all or any portion of the Leased Premises or which become due and payable during the term of this Lease prior to the same becoming subject to interest or penalties. In addition, Tenant shall pay and discharge all personal property taxes which may be levied against its furniture, equipment and other personal property located on the Leased Premises.

                6.        Insurance and Indemnity. Tenant shall keep the Leased Premises insured against the following:

(a) loss or damage by fire and those risks covered by “extended coverage” as provided in a Michigan standard fire insurance policy in the amount of the full replacement cost of the Leased Premises;

(b) public liability and property damage insurance with coverage of at least Two Million Dollars ($2,000,000.00) on a combined single limit basis.

All such policies of insurance shall be with insurance companies reasonably approved by Landlord, naming Landlord and its mortgagee (if applicable) as additional insureds, and shall be payable to Landlord or as Landlord specifies. Landlord hereby approves of Tenant’s existing insurance company. Such policies shall further provide that they shall not be subject to non-renewal or cancellation without not less than thirty (30) days prior written notice to Landlord. Tenant shall indemnify Landlord against and save Landlord harmless from any liability or claim for damages which may be asserted against Landlord by reason of any accident or casualty occurring in, on or about the Leased Premises or otherwise arising from Tenant’s use and occupancy of the Leased Premises except such as arise from the intentional acts or negligence of Landlord, its agents or employees.

Tenant, at its expense, shall keep all of its furnishings, equipment and other personal property located on the Leased Premises fully insured against loss or damage by fire and those risks covered by “extended coverage” as provided in a Michigan standard fire insurance policy. Such policy of insurance shall be payable to Tenant or as Tenant specifies. Tenant hereby releases Landlord from any and all liability for any damage to or loss of such personal property from any cause whatsoever except to the extent such loss or damage is the result of the negligence or willful misconduct of Landlord, its agents or employees and is not otherwise covered by insurance required to be carried by Tenant under this Lease. Tenant shall provide Landlord with proof of insurance upon commencement of the Lease and periodically thereafter upon reasonable request of Landlord.

                7.        Waiver of Subrogation. Each policy of insurance authorized or required by Tenant under this Lease shall contain a clause or endorsement under which the insurer waives all right of subrogation against Landlord, its agents and employees with respect to losses payable under such policy, and Tenant hereby waives all right of recovery it might otherwise have against the Landlord, its agents and employees for any loss or injury which is covered by such a policy of insurance, notwithstanding that such loss or injury may result from the negligence or fault of Landlord, its agents and employees.

                8.        Utilities. Tenant shall pay when due all charges for utility services provided to the Leased Premises. Landlord shall not be liable in damages or otherwise for any interruptions or failure in the supply of any utilities or utility service to the Leased Premises except such failure or interruption which results from the negligence or willful misconduct of Landlord, its agents or employees.

                9.        Maintenance and Condition of Leased Premises. Tenant, at its expense, shall keep the Leased Premises in good maintenance, condition, and repair, reasonable wear and tear excepted. Tenant shall have responsibility for all necessary, routine maintenance and repair of all HVAC, plumbing and electrical systems, foundations, lawns, landscaping and other building equipment serving the Leased Premises and shall maintain these systems to the extent necessary to preserve the structural integrity of the Building. Landlord shall not have any responsibility or obligation for the maintenance, repair or replacement of the Leased Premises except as follows: Landlord shall have responsibility for maintenance, repair and replacement of the roof and walls provided the need for such maintenance, repair or replacement does not result from the negligence or willful misconduct of Tenant, its agents or employees. Other than as set forth above, both parties shall have the right but shall have no obligation to replace the HVAC, plumbing or electrical systems unless the need for such repair is caused by the negligence or willful misconduct of that party, its agents or employees. Tenant shall maintain the parking areas, sidewalks and driveways. Provided Tenant is able to surrender possession of the parking areas, sidewalks and driveways in substantially as good a condition and repair as they existed on the Commencement Date, Tenant shall have no obligation to repair or replace these areas.

        Tenant shall keep the Leased Premises in a neat and clean condition, shall not allow refuse to accumulate, and shall conduct its business in such a manner that the risk of fire to the Leased Premises shall not be increased beyond the hazard normal and usual for its type of business.

                10.        Alterations. Tenant shall not make or permit to be made any alterations, additions or improvements in, upon or to the Leased Premises, or any part of the Leased Premises, without the prior written consent of Landlord. In the event such consent is obtained, all such alterations, additions or improvements shall be performed at the expense of Tenant and in a good, workmanlike manner, free from faults and defects and in accordance with all applicable laws and building codes and plans and specifications approved by Landlord. Tenant shall not allow any construction liens to attach to the Leased Premises or Building in connection with any such alteration, and the failure of Tenant to have any such lien released or bonded over within ten (10) days after written notice from Landlord shall constitute a default under this Lease. In addition, Tenant shall indemnify, defend and hold Landlord harmless from any and all costs and expenses incurred by Landlord in connection with such construction liens, including, without limitation, attorneys fees and costs of litigation. All alterations, additions or improvements (except trade fixtures) so made and installed by Tenant shall become part of the realty, shall become the property of Landlord and shall remain for the benefit of Landlord at the end of the term or other expiration of this Lease in as good condition as they were when installed, reasonable wear and tear excepted; provided, however, that any such alteration, addition or improvement remaining at the end of the term or other expiration of this Lease, shall upon demand made by Landlord, be removed by Tenant, at Tenant’s expense, and Tenant shall repair any damage caused by such removal, restoring the Leased Premises to its condition prior to the making of such alteration, addition or improvement.

                11.        Performance by Landlord. In the event Tenant fails to perform any of its covenants and agreements as set forth in this Lease and such failure continues for a period of fifteen (15) days after written notice from Landlord (except that no such notice shall be required in emergency situations), Landlord shall have the option to undertake such performance for Tenant, and the costs and expenses reasonably incurred by Landlord by reason of such undertaking shall be due and payable forthwith by Tenant to Landlord as additional rent under this Lease.

                12.        Compliance with Public Authority Requirements. Tenant agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant’s use or occupancy of the Leased Premises for injection molding or other manufacturing purposes, including, without limitation, the Americans with Disabilities Act. Provided, however, Landlord shall comply, at its expense, with legally constituted public authority requirements applicable to buildings generally and not required because of Tenant’s specific use of the Leased Premises.

                13.        Hazardous Materials.

(a) Definitions. For purposes of this Lease, the terms “Hazardous Materials” and “Relevant Environmental Laws” shall be defined as follows:

        (i)        “Hazardous Materials” shall mean all solids, liquids and gasses, including but not limited to solid waste, asbestos, crude petroleum and petroleum fractions, toxic chemicals, polychlorinated biphenyls, paint containing lead, volatile organic chemicals, chlorinated organic compounds, and urea formaldehyde foam insulation, which are governed or regulated by Relevant Environmental Laws.

        (ii)        “Relevant Environmental Laws” shall include but not be limited to all federal, state or local laws, rules, regulations, orders or determinations established or issued by any judicial, legislative or executive body, of any governmental or quasi-governmental entity which govern or regulate the existence, storage, use, disposal, or release of any solid, liquid or gas on, in or under the Leased Premises, or which govern or regulate the environmental effect of any activity currently or previously conducted on the Leased Premises.

                (b)        Tenant’s Obligations; Indemnification. Tenant shall not, nor shall it permit its employees, business invitees, contractors or subcontractors (collectively “Tenant’s Agents”), to bring upon, keep, store, use, or dispose of any Hazardous Materials on, in, under, or about the Leased Premises except in complete compliance with all Relevant Environmental Laws. Tenant shall, at its sole cost and expense and upon the demand of Landlord, cause all Hazardous Materials spilled, disposed of or otherwise released by Tenant or its Agents in, on, under or about the Leased Premises or any adjacent property to be cleaned-up and removed from the Leased Premises and the adjacent property to Landlord’s satisfaction and in full compliance with the Relevant Environmental Laws. In addition, Tenant shall defend, indemnify, protect, and hold Landlord harmless from and against all claims, costs, fines, judgments, and liabilities, including attorney fees and costs and clean-up and other remediation costs and expenses, arising out of or in connection with the presence, storage, use, or disposal of Hazardous Materials in, on, under, or about the Leased Premises or any adjacent property caused by the acts, omissions, or negligence of Tenant and/or Tenant’s Agents. Tenant’s obligations hereunder shall survive the termination of this Lease.

                (c)        Landlord’s Obligations. Neither Landlord nor Landlord’s employees, business invitees, agents, contractors, or subcontractors (collectively “Landlord’s Agents”) shall bring upon, keep, store, use, or dispose of any Hazardous Materials in, on, under, or about the Leased Premises or adjacent property except in complete compliance with all Relevant Environmental Laws.

                14.        Damage to Leased Premises. In the event the Leased Premises and/or the Building are damaged by fire, the elements, act of God, or other cause to such extent that either the Leased Premises or the Building are rendered untenantable by Tenant, or more than fifty percent (50%) of the Building is rendered untenantable, and in the event Landlord elects not to rebuild the Leased Premises and the Building as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord or Tenant may terminate this Lease upon written notice to the other party given within thirty (30) days of the date the damage occurred, and this Lease shall be canceled as of the date the damage occurred, and Landlord and Tenant shall have no further obligations by reason of its provisions. In the event Landlord elects to rebuild the Leased Premises as they existed prior to the damage or in some other manner satisfactory to Tenant, then Landlord shall commence such rebuilding within thirty (30) days of the date of such damage and shall continue and complete such rebuilding as promptly as possible. Upon completion of such rebuilding, this Lease shall be reinstated in all of its terms; provided, however, the rent shall abate in full during the period of such rebuilding.

        In the event the Leased Premises are not damaged to such extent that they are rendered wholly untenantable by Tenant or more than fifty percent (50%) of the Building is rendered untenantable, then Tenant shall continue to occupy that portion of the Leased Premises which are tenantable, the rent shall abate proportionately to the portion occupied, and Landlord shall promptly commence and complete repairs to the portion damaged.

        In no event and under no circumstances shall Landlord be liable to Tenant for any loss occasioned by damage to the Leased Premises, other than for the abatement of rent as provided in this Paragraph 14. Under no circumstances shall there be any abatement of rent under this Paragraph 14 if the damage to the Leased Premises is caused by the acts or negligence of Tenant, its agents, employees or invitees.

                15.        Eminent Domain. In the event that the whole of the Leased Premises shall be taken or condemned for any public or quasipublic use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

        In the event that less than the whole of the Leased Premises is so taken or condemned and said portion adversely and materially interferes with Tenant’s use of the Leased Premises, then either Landlord or Tenant shall have the right to terminate this Lease upon written notice to the other party given at least thirty (30) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease. In the event that neither party elects to so terminate this Lease, Landlord, to the extent of the condemnation award, shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rent to be paid by Tenant shall be adjusted proportionately according to the ratio that the floor area remaining in the Leased Premises bears to the former floor area in the Leased Premises, and all of the other terms of this Lease shall remain in full force and effect.

        Tenant shall have no interest in any award resulting from any condemnation or eminent domain or similar proceedings whether such award be for diminution in value to the leasehold or to the fee of the Leased Premises, except that Tenant shall be entitled to claim, prove and receive in such proceedings such award as may be allowed it for loss of business, relocation, and for Tenant’s trade fixtures and personal property which are removable by Tenant at the end of the term of this Lease, provided such award shall be in addition to the award for land, buildings and other improvements.

                16.        Defaults of Tenant. The following occurrences shall be deemed defaults by Tenant:

(a) Tenant shall fail to pay when due any rent or other sum payable under this Lease and such failure continues for seven (7) days after written notice from Landlord.

        (b)        Tenant shall abandon, vacate, or cease to use the Leased Premises for a six (6) month period before the end of the term of this Lease; or Tenant shall make a general assignment for the benefit of creditors or become bankrupt or insolvent, or file or have filed against it in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee.

        (c)        Tenant shall be in breach of any other obligation under this Lease, and such breach shall continue for fifteen (15) days after written notice from Landlord, provided that Tenant shall not be in default so long as Tenant commences to cure said breach within said fifteen (15) day period and is proceeding diligently to completion.

                17.        Remedies of Landlord. In the event of a default by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies otherwise available to Landlord:

        (a)        Landlord shall be entitled to immediately accelerate upon written notice to Tenant the full balance of the rent payable for the remainder of the term of this Lease; provided, however, such amount shall be reduced to present value as of the date of payment based on an interest rate of seven percent (7%) per annum.

(b) Landlord shall have the right to terminate this Lease upon written notice to Tenant without prejudice to any claim for rents or other sums due or to become due under this Lease.

(c) Landlord shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored at the cost of Tenant.

(d) Landlord may immediately sue to recover from Tenant all damages Landlord may incur by reason of Tenant’s default.

                18.        Late Charge and Interest for Past Due Payments. All installments of rent payable to Landlord under this Lease if not paid within ten (10) days after they become due shall be subject to a late charge equal to five percent (5%) of the installment amount. In addition, any payment of rent or other amount due from Tenant to Landlord which is not made within ten (10) days after they become due under this Lease shall bear interest at the rate of eleven percent (11%) per annum from the date of nonpayment to the date of payment.

                19.        Legal Expenses. In case suit shall be brought by either party to enforce the provisions of this Lease, the prevailing party in such action shall be entitled to recover all expenses so incurred, including reasonable attorneys’ fees.

                20.        Right of Access. Upon receipt of reasonable advance notice, Tenant agrees to permit Landlord, and Landlord’s agents, to inspect or examine the Leased Premises at any reasonable time in a reasonable manner, and at any time for any emergency reason.

                21.        Surrender of Leased Premises. Tenant covenants and agrees to surrender possession of the Leased Premises to Landlord upon the expiration of the term of this Lease, or upon earlier termination of this Lease, in substantially as good condition and repair as the same shall be at the commencement of the term of this Lease, ordinary wear and tear, excepted and subject to the limitations set forth in Paragraph 9 above. In addition, Tenant shall remove all of its property from the Leased Premises including silos, production equipment and materials, and shall repair any damage to the Leased Premises caused by such removal. The following property was included in the sale under the terms of the Purchase Agreement and shall not be removed by Tenant at the expiration of the Lease Term: pallet racks; modular walls in the paint room; air conditioning units; telephone system wiring; network and computer cabling; heating and cooling systems; electrical systems and lights.

        Any personal property of Tenant or of anyone claiming under Tenant which shall remain on the Leased Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Tenant, and either may be removed by Landlord as its property or may be disposed of in such manner as Landlord may see fit, and Landlord shall not be in any way responsible for such property.

                22.        Holding Over. In the event Tenant shall continue to occupy all or any part of the Leased Premises after the expiration of the term of this Lease with the consent of Landlord, such holding over shall be deemed to constitute a tenancy from month to month, upon the same terms and conditions as are contained in this Lease, except as to term; provided, however, if such holding over is without Landlord’s written consent, Tenant shall pay to Landlord as rent for each month, or part of a month, that Tenant remains in possession of the Leased Premises, one and one-quarter times the monthly rental rate in effect immediately prior to the date of termination.

                23.        Assignment and Sublease. Tenant shall not assign this Lease, or sublease all or any part of the Leased Premises without the prior written consent of Landlord. No assignment of this Lease or subletting of the Leased Premises, with or without the consent of Landlord, shall serve to release Tenant from its obligations under this Lease unless such release is expressly set forth in a separate written agreement signed by Landlord.

                24.        Subordination. This Lease is and shall be subject and subordinate to any mortgage or mortgages now in force, or which shall at any time be placed upon the Leased Premises or the Building or any part thereof by Landlord, and to each and every advance made pursuant to any such mortgage. Tenant agrees that it will upon demand execute and deliver such instruments as shall be required by any mortgagee or proposed mortgagee, to confirm or to effect more fully such subordination of this Lease to the lien of any such mortgage or mortgages, and, in the event of the failure of Tenant to execute or deliver any such instrument, Tenant hereby irrevocably nominates and appoints Landlord as Tenant’s attorney-in-fact for the purpose of executing and delivering any such instrument or instruments of subordination. The foregoing subordination is contingent upon receipt of a customary Non-Disturbance Agreement from the proposed mortgagee.

                25.        Attornment. In the event any proceedings are brought for the foreclosure of any mortgage covering the Leased Premises, or in the event of the conveyance by deed in lieu of foreclosure, or in the event of exercise of the power of sale under any such mortgage, or in the event of the sale or transfer of the Leased Premises by Landlord, Tenant hereby attorns to the new owner and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as Landlord under this Lease.

                26.        Sale or Transfer by Landlord. If Landlord shall sell or transfer the Leased Premises, Landlord shall be automatically and entirely released of all covenants and obligations under this Lease first accruing from and after the date of such conveyance or transfer, provided the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord under this Lease.

                27.        Quiet Enjoyment. On paying the rent and on performing all of the covenants and agreements on its part to be performed under the provisions of this Lease, Tenant shall peacefully and quietly have, hold and enjoy the Leased Premises for the term without hindrance by Landlord.

                28.        Benefit and Obligation. The benefits of this Lease shall accrue to, and the burdens of this Lease shall be the liabilities of, the heirs, personal representatives, successors and assigns of Landlord and Tenant.

                29.        Notices. All notices required under any provision of this Lease shall be deemed to be properly served if delivered in writing personally, sent by certified mail, or delivered overnight by a nationally recognized delivery service to each party at their address as stated above or at such other address as each party shall designate in writing delivered to the other party. All mailed notices shall be effective two (2) days after mailing.

                30.        Waiver. The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease, and no provision of this Lease shall be deemed to have been waived unless such waiver is in writing. One or more waivers of any covenant or condition by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant or condition nor shall the acceptance of rent or other payment by Landlord at any time when Tenant is in default under any term, covenant or condition of this Lease constitute a waiver of such default, nor shall any waiver or indulgence granted by either party be taken as an estoppel against the party granting the indulgence or waiver.

                31.        Unenforceability. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable, it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

                32.        Captions. All headings contained in this Lease are intended for convenience only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

                33.        Governing Law. This Lease shall be governed by the laws of the State of Michigan.

                34.        Landlord’s Nonrecourse Liability. Landlord shall have no liability to Tenant under this Lease beyond Landlord’s interest in the Leased Premises. Tenant acknowledges that Landlord’s interest in the Leased Premises shall be Tenant’s sole source of recovery against Landlord.

                35.        Early Termination. Provided Tenant is not then in default in the performance of any of its covenants and agreements under this Lease beyond any applicable notice and cure period, Tenant may terminate this Lease beginning one (1) year after the Commencement Date by serving Landlord with a written notice of Tenant’s election to terminate not less than sixty (60) days prior to the date of early termination. Base Rent and all other payments due under the Lease shall be prorated and paid up to the date of early termination.

                36.        Entire Agreement; Amendment. This Lease sets forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Leased Premises. This Lease may be amended only by a written agreement signed by both Landlord and Tenant.

                37.        Estoppel Certificates. Upon or after execution of this Lease, at Landlord’s request, Tenant shall execute and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the day to which the rent or other charges have been paid by Tenant in advance, if any, and stating that there is not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed.

WITNESSES: /s/ Karen J. Custer —————————————— /s/ Steven Morren ——————————————	STAFFORD REAL ESTATE, LLC By: /s/ Chris Loiselle —————————————— Its: Manager —————————————— LANDLORD

/s/ Steven Morren —————————————— /s/ Karen J. Custer ——————————————	CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Its: CFO —————————————— TENANT